Exh. f

PROXY AGREEMENT

(English Translation)

This Proxy Agreement (the “Agreement”) is entered into as of 06/27/2008 between RDX Holdings Limited, a company incorporated under the laws of British Virgin Islands, (“Party A” or “Proxy Holder”), and Heilongjiang Hairong Science and Technology Development Co Ltd., a company with joint stock limited liability organized under the laws of the PRC (“Party B”), with a registered address at No.20, Gan Shui Road, Development Zone, Xiangfang District Harbin city, Heilongjiang province, China (150096),., (“Party B”), Mr. Qiang Fu, chairman and shareholder of Party B (“Chairman”), and each of the parties listed on Appendix 1 of this Agreement (“Shareholders”). In this Agreement, Party A, Party B, the Chairman and the Shareholders are referred to collectively in this Agreement as the “Parties” and each of them is referred to as a “Party”.

RECITALS

A.

The Chairman and the Shareholders hold a majority of the outstanding shares of Heilongjiang Hairong Science and Technology Development Co Ltd, a company with joint stock limited liability organized under the laws of the PRC (the “Company”);

B.

The Chairman and each of the Shareholders are willing to entrust the person designated by the Proxy Holder with their voting rights (with respect to shares held by each such party) without any limitations, at any shareholder meeting of the Company.

NOW THEREFORE, the parties agree as follows:

1.

The Chairman hereby agrees to irrevocably grant the person designated by the Proxy Holder with the right to exercise his shareholder voting rights and other shareholder right, including the attendance at and the voting of such shares at the shareholder’s meeting of Company (or by written consent in lieu of a meeting) in accordance with applicable laws and its Article of Association, including but not limited to the rights to sell or transfer all or any of his equity interests of the Company, and appoint and vote the directors and Chairman as the authorized representative of the shareholders of Company.

2.

The Proxy Holder agrees to designate the person who accepts the authority granted by the Chairman pursuant to the Article 1 of this Agreement, and the designated person shall represent the Chairman to exercise the Chairman’s shareholder voting rights and other shareholder rights pursuant to this Agreement.

3.

Each Shareholder hereby agrees to irrevocably grant the person designated by the Proxy Holder with the right to exercise his, her or its shareholder voting rights and other shareholder right, including the attendance at and the voting of such shares at the shareholder’s meeting of Company (or by written consent in lieu of a meeting) in accordance with applicable laws and its Articles of Association, including but not limited to the rights to sell or transfer all or any of his equity interests of the Company, and appoint and vote the directors and the Chairman as the authorized representative of the shareholders of Company.

4.

The Proxy Holder agrees to designate the person who accepts the authority granted by the Shareholders hereunder pursuant to the Article 1 of this Agreement, and the designated person shall represent the Shareholders to exercise the Shareholders’ voting rights and other shareholder rights pursuant to this Agreement.

5.

The Chairman and the Shareholders hereby acknowledge that, whatever any change with the equity interests of Company, they shall both entrust the person designated by the Proxy Holder with all shareholder’s voting rights and all the rights of shareholders; if the Chairman and the Shareholders transfer their equity interests of Company to any individual or company, the Proxy Holder, or the individuals or entities designated by the Proxy Holder (the “Transferee”), they shall compel and assure that such Transferee sign an agreement with the same terms and conditions of this Agreement granting the Proxy Holder the shareholder rights of Transferee.

6.

The Chairman and the Shareholders hereby acknowledge that the obligations of the Chairman and the Shareholders under this Agreement are separate, and if one such party shall no longer be a shareholder of the Company, the obligations of the other party shall remain intact.

7.

The Chairman and the Shareholders hereby acknowledge that if the Proxy Holder withdraws the appointment of the relevant person, the Proxy Holder will withdraw the appointment and authorization to this person and authorize other persons, in substitution, designated by the Proxy Holder for exercising shareholder voting rights and other rights of themselves at the shareholder meetings of the Company.

8.	This Agreement has been duly executed by the parties’ authorized representatives as of the date first set forth above and shall be effective simultaneously.

9.	The effective term shall be ten (10) years and may be extended by the written agreement among the Parties upon the expiration of this Agreement.

10.	Any amendment and/or rescission shall be agreed by the Parties in writing.

IN WITNESS WHEREOF each party hereto have caused this Proxy Agreement to be duly executed by itself or a duly authorized representative on its behalf as of the date first written above.

PARTY A:

RDX Holdings Limited

By: /s/ Qiang Fu

Name: Qiang Fu

Title: Chairman

PARTY B:

Heilongjiang Hairong Science and Technology Development Co Ltd

By: /s/ Qiang Fu

Name: Qiang Fu

Title: Chairman